     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1999

                                                 REGISTRATION NO. 333-_________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                             PEGASUS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                 7389                               75-2605174
(State or other jurisdiction       (Primary Standard Industrial       (I.R.S. Employer
            of
incorporation or organization)     Classification Code Number)         Identification No.)


                    3811 TURTLE CREEK BOULEVARD, SUITE 1100
                              DALLAS, TEXAS 75219
                                 (214) 528-5656
                (Address, including zip code, telephone number,
        including area code, of registrant's principal executive office)

                               JOHN F. DAVIS, III
                             PEGASUS SYSTEMS, INC.
                    3811 TURTLE CREEK BOULEVARD, SUITE 1100
                              DALLAS, TEXAS 75219
                                 (214) 528-5656
             (Name, address, including zip code, telephone number,
                   including area code, of agent for service)

                                ---------------

                                   COPIES TO:
                                    GUY KERR
                                  WHIT ROBERTS
                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                              Dallas, Texas 75201
                                 (214) 740-8000

                                ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                ---------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-
-------------------------------------------------------------------------------
-

                                                                                Proposed Maximum
                                                            Proposed Maximum    Aggregate
Title of Each Class of Securities       Amount to Be        Offering Price      Offering          Amount of
to be Registered                        Registered          Per Share(1)        Price(1)          Registration Fee
------------------------------------------------------------------------------------------------------------------
-Common Stock, $.01 par value per
share..........................         25,000  Shares       $ 32.06              $ 801,500          $ 223

Rights To Purchase Series A                 (2)                    (2)              (2)                  (2)
Preferred Stock
------------------------------------------------------------------------------------------------------------------
-
------------------------------------------------------------------------------------------------------------------
-

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Common Stock reported on the Nasdaq National Market on June 21, 1999.

(2) There are hereby registered Rights to Purchase Series A Preferred Stock ("Rights"), which Rights (i) are related to shares of Common Stock in the ratio of one Right to one share, (ii) are not evidenced by separate certificates and
(iii) may not be transferred except upon transfer of the related shares of Common Stock. The value attributable to the Rights is reflected in the market value of the related shares of Common Stock and therefore, the inclusion of the Rights does not increase the proposed maximum offering price under this Registration Statement. Consequently, no additional registration fee is payable for the registration of the Rights.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                           Subject to Completion - June 23, 1999

================================================================================
The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS

                                 25,0000 SHARES

                             PEGASUS SYSTEMS, INC.

                                  COMMON STOCK

         This prospectus relates to the offering of up to 25,000 shares of common stock of Pegasus Systems, Inc., which is not being underwritten. We are registering the common stock for the account of one of our stockholders who received shares of our common stock in connection with the exercise of a warrant.

         We will not receive any of the proceeds from the sale of the shares offered by this prospectus. All the expenses related to the registration of the shares will be paid by us, except that the selling stockholder will pay any underwriting, brokerage or related fees, discounts and commissions and the fees or expenses of counsel or advisors to the selling stockholder.

         The selling stockholder may sell the shares directly or through one or more broker-dealers on the Nasdaq National Market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution." Our common stock is traded on the Nasdaq National Market under the symbol "PEGS." On June 22, 1999, the last reported sale price for the common stock on the Nasdaq National Market was $32.56 per share.


--------------------------------------------------------------------------------
    INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

--------------------------------------------------------------------------------



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                  THE DATE OF THIS PROSPECTUS IS JUNE_, 1999.

                               TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
             Where You Can Find More Information                                              1
             Documents Incorporated by Reference                                              1
             Summary                                                                          3
             Risk Factors                                                                     5
             Forward-Looking Statements                                                      14
             Use of Proceeds                                                                 14
             Selling Stockholder                                                             14
             Plan of Distribution                                                            14
             Legal Matters                                                                   16
             Experts                                                                         16

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and therefore we file annual, quarterly and current reports, proxy statements and other documents with the Securities Exchange Commission ("SEC" or "Commission"). You may read and copy any of the reports, proxy statements and any other information that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. In addition, the SEC maintains a Internet site at http:
//www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our common stock is quoted on the Nasdaq National Market under the trading symbol "PEGS." Reports, proxy and information statements and other information about us may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

    We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, ("Securities Act") with respect to the shares of common stock offered in this prospectus. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information about us and our common stock, we refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all respects by such reference. You can review and copy the registration statement and its exhibits and schedules from the SEC at the address listed above or from its Internet site.

                     INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of these shares is terminated: (1) Our annual report on Form 10-K for the fiscal year ended December 31, 1998; (2) The description of our capital stock contained in our registration statement on Form 8-A filed with the Commission on August 9, 1997; (3) The description of the rights to purchase Series A Preferred Stock contained in our registration statement on Form 8-A filed with the Commission on October 9, 1998; and (4) Our quarterly report on Form 10-Q for the quarter period ended March 31, 1999.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person's written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to Pegasus Systems, Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219, Attention: Ric Floyd, telephone number (214) 528-5656.

                                    SUMMARY

         This summary may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including "Risk Factors", before making an investment decision.

                             PEGASUS SYSTEMS, INC.

         We are a leading provider of transaction processing and electronic commerce services to the hotel industry worldwide. We are organized into three businesses: Pegasus Electronic Distribution, Pegasus Commission Processing and Pegasus Business Intelligence.

    o PEGASUS ELECTRONIC DISTRIBUTION includes our GDS distribution service and Internet-based distribution services. These services improve the efficiency and effectiveness of the hotel reservation process by enabling travel agents and individual travelers to electronically access hotel room inventory information and conduct reservation transactions.

    -- Our GDS distribution service, formerly known as THISCO, provides an electronic interface between a hotel's central reservation system and the global distribution systems that travel agents use to book hotel and airline reservations. Global distribution systems are electronic travel information and reservation systems such as Sabre and Galileo.

    -- Our Internet-based distribution services include TravelWeb.com and our private-label reservation service. Our TravelWeb.com service provides hotel and airline reservation capabilities to individual travelers through our website, www.travelweb.com. Our private-label reservation service, formerly known as NetBooker, offers comprehensive hotel information and reservation capabilities to third-party websites. In addition, we are developing services to help automate the hotel reservation process for conventions and large meetings as well as for corporate travel departments.

    o PEGASUS COMMISSION PROCESSING, formerly known as HCC, is the global leader in hotel commission payment processing. Pegasus Commission Processing improves the efficiency and effectiveness of the commission payment process for participating hotels and travel agencies by consolidating payments and providing comprehensive transaction reports.

    o PEGASUS BUSINESS INTELLIGENCE, formerly known as Pegasus IQ and Driving Revenue, provides database marketing and consulting services and is being expanded to provide data mining and reporting services for benchmark analysis and strategic planning for the hotel industry.

    The hotel industry includes a wide variety of participants processing complex transactions and detailed information. Hotel companies pay many types of costs associated with reserving and distributing hotel rooms. These costs include commissions and fees paid to intermediaries, such as traditional and Internet-based travel agencies as well as global distribution systems, staffing costs for hotel reservation personnel and information technology expenses for hotel reservation systems. We believe these costs represent a significant portion of a hotel company's total operating costs.

    Our services simplify the processing of room reservation information and transaction flows and reduce room distribution costs for the hotel industry. These services benefit many of the participants in the hotel room distribution process, including hotels, hotel representation firms, global distribution systems, travel agencies, convention and other large travel-related meeting organizers, corporate travel departments and websites with travel-related features. Our strategic position as a gateway in the hotel room distribution chain, our transaction processing capabilities and our reputation for reliability and neutrality enable us to offer a range of services delivering industry-wide benefits that are difficult for an industry participant to achieve individually. Because we process transactions from a wide variety of sources, we are well positioned to capitalize on the overall growth in electronic hotel reservations, whether made through global distribution systems, the Internet or other means. We believe our central role in the hotel industry room reservation process positions us to achieve our goal of being the leading provider of information services and technology in the distribution of hotel rooms.

                             CORPORATE INFORMATION

    References in this prospectus to "Pegasus Systems, Inc.," "Pegasus," "we," "our," and "us" refer to Pegasus Systems, Inc. and our consolidated subsidiaries. Our World Wide Web address is www.pegsinc.com. Information contained in our website does not constitute part of this prospectus.

    Our address is 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219, and our telephone number is (214) 528-5656.

                                  RISK FACTORS

    You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could materially adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.

WE MAY LOSE MARKET SHARE AND BE REQUIRED TO REDUCE PRICES AS A RESULT OF OUR INTENSELY COMPETITIVE MARKETS

    We compete in markets that are rapidly evolving, intensely competitive and involve continually changing technology and industry standards. We may not be successful in competing against our current and future competitors. Our competitors may be able to respond more quickly than we can to new or emerging technology, services or changes in customer requirements. We may experience increased competition from current and potential competitors, many of which have significantly greater financial, technical, marketing and other resources than we do. Other participants in the hotel room distribution process, commission processing or business information industries as well as new competitors, could create services that are more attractive than our services. Competitive pressures could reduce our market share or require us to reduce the prices of our services. Our inability to compete effectively with these services could have a material adverse effect on our business, operating results and financial condition.

    Each of our services faces unique competition from within its respective market.

  PEGASUS ELECTRONIC DISTRIBUTION

    GDS distribution service

    Our GDS distribution service competes with WizCom International Ltd. Customers may change their electronic reservation interface to WizCom or to another similar service. Also, certain hotels have established their own direct connection to one or more global distribution systems. Other hotels may choose to take the same action. If hotels establish this direct connection, they would bypass the Pegasus electronic distribution technology and eliminate the need to pay our fees. Several factors affecting the competitive success of our GDS distribution service include:

    o   Our reliability

    o   Our pricing structure

    o   The number of hotel properties using our system

    o Our ability to provide a neutral, comprehensive interface between hotels and other participants in the distribution of hotel rooms

    o   Our ability to develop new technological solutions

    Internet-based reservation services

    Our TravelWeb.com site, private-label reservation service and other Internet-based distribution services face competition in the online hotel room reservation business from our current competitors as well as potential new entrants, including other websites. Several of our competitors have websites offering a more comprehensive range of travel opportunities than we do. These websites include Preview Travel, Travelocity and Microsoft's MSN(TM) Expedia(TM). The costs of entry into the Internet hotel room reservation business are relatively low. There can be no assurance that our Internet-based distribution services will compete successfully.

  PEGASUS COMMISSION PROCESSING

    Pegasus Commission Processing faces competition principally from National Processing Company, REZsolutions, Inc. and Citicorp. National Processing Company has traditionally provided car rental and cruise line commission processing services. REZsolutions and Citicorp provide commission consolidation services to hotel chains. In addition, hotels that are current or potential customers of Pegasus Commission Processing can decide to process commission payments without, or in competition with, Pegasus Commission Processing. Furthermore, while Pegasus Commission Processing has written agreements with substantially all of its hotel customers, most of its travel agency customers are not bound by any written agreement with us. If a significant portion of these customers stop using Pegasus Commission Processing, it could have a material adverse effect on our business, operating results and financial condition.

  PEGASUS BUSINESS INTELLIGENCE

    Pegasus Business Intelligence principally competes with Smith Travel Research, which currently provides information services to hotels. Additionally, accounting firms and other businesses currently or may in the future provide information services similar to our current or future service offerings. Our competitors may have existing customer relationships that create an obstacle to us acquiring new customers. The current or future information service offerings of our existing competitors or new competitors may reduce the attractiveness of our services.

RAPID CONSOLIDATION AND ECONOMIC CHANGES IN THE HOTEL INDUSTRY COULD LOWER THE VALUE OF OUR SERVICES

    Since we derive most of our revenues either directly or indirectly from the hotel industry, our revenues may be harmed by events that result in a decrease in hotel room use. The hotel industry is highly sensitive to any change in the economic conditions affecting business or leisure travel. The hotel industry is also highly susceptible to unforeseen events, including political instability, regional hostilities, recession, gasoline price escalation, inflation or other adverse occurrences that result in a significant decline in the utilization of hotel rooms. Any event that results in decreased travel or increased competition among hotels may lower hotel room reservation volumes, the average daily rates for hotel rooms or both and could have a material adverse effect on our business, operating results and financial condition.

    We offer volume-based discounting of our fees. The recent consolidation of the hotel industry has resulted in a higher percentage of discounted fees, and this trend could continue. In addition, the global distribution system industry has consolidated into four major global distribution systems. If further consolidation occurs, the value of our services and the benefits to hotel operators of utilizing the GDS distribution service would be reduced. Any potential decrease in our customer base or any potential increase in the percentage of discounted fees may have a material adverse effect on our business, operating results and financial condition.

BECAUSE OUR EXPENSES ARE LARGELY FIXED AND WE CANNOT ACCURATELY PREDICT OUR COMPETITIVE ENVIRONMENT, UNEXPECTED REVENUE SHORTFALLS AND QUARTERLY VARIATIONS MAY ADVERSELY AFFECT OUR BUSINESS

    Our expense levels are based primarily on our estimate of future revenues and are largely fixed. In the future, we may not accurately predict the introduction of new or enhanced services by us or our competitors or the degree of customer acceptance of new services. We may also be unable to adjust spending rapidly enough to compensate for any unexpected revenue shortfall. In addition, our past and future operating results vary significantly from quarter to quarter due to a variety of factors, many of which are outside our control. It is likely that in one or more future quarters our results may fall below the expectations of securities analysts and investors. Any significant shortfall in revenues in relation to our planned expenditures would reduce, and possibly eliminate, any operating income. Due to the fixed nature of our costs, and because operating costs are based on anticipated revenues, a decline in revenue from even a limited number of transactions, failure to achieve expected revenue in any fiscal quarter or unanticipated variation in the recognition of revenues can cause significant variations in operating results from quarter to quarter. This could result in losses in some future quarter or have a material adverse effect on our business, operating results and financial condition. We believe that period-to-period comparisons of our operating results should not be relied upon as an indication of future performance.

REDUCTIONS IN HOTEL COMMISSION PAYMENTS WOULD REDUCE OUR REVENUES AND NET INCOME

    Pegasus Commission Processing derives revenues based on the dollar value of travel agency commissions paid by hotels. A substantial portion of our revenues and net income is attributable to Pegasus Commission Processing. If there is any change in the commission payment process or any increase in the direct distribution of rooms by hotels, our revenues and net income could substantially decrease. Hotels typically are under no contractual obligation to pay room reservation commissions to travel agencies. Hotels could elect to reduce the current customary commission rate of 10%, limit the maximum commission generally paid for a hotel room reservation or eliminate commissions entirely. Hotels increasingly are utilizing other direct distribution channels, such as the Internet, or offering negotiated rates to major corporate customers that are non-commissionable to travel agencies. Any change in the process affecting the way Pegasus Commission Processing derives revenues could have a material adverse effect on our business, operating results and financial condition.

OUR FUTURE ACQUISITIONS MAY BE DIFFICULT AND DISRUPTIVE, AND WE MAY NOT REALIZE EXPECTED BENEFITS

    We regularly evaluate acquisition opportunities and have made and in the future may make acquisitions of other companies or technologies. We have limited experience in integrating newly acquired organizations into our operations. Acquisitions expose us to many risks, including:

    o Difficulty in assimilating technologies, products, personnel and operations

    o   Diversion of management's attention from other business concerns

    o Large write-offs and amortized expenses related to goodwill and other intangible assets

    o   Loss of key employees of acquired organizations

    o Risks of entering markets in which we have no or limited prior experience

    o Payments of cash, incurrence of debt or assumption of other liabilities to acquire other businesses

    The result of one or more of these factors could have a material adverse effect on our business, operating results and financial condition.

WE ARE GROWING RAPIDLY AND WE MAY NOT HAVE THE RESOURCES TO EFFECTIVELY MANAGE ADDITIONAL GROWTH

    Our recent growth and potential future growth has placed significant demands on management as well as on our administrative, operational and financial resources. The expansion of our business to take advantage of new market opportunities will require significant management attention and financial resources. To manage additional growth we must:

    o   Expand our sales, marketing and customer support organizations

    o   Attract and retain additional qualified personnel

    o   Expand our physical facilities

    o Invest in the development or enhancement of our current services and develop new services that meet changing industry needs

    o Develop systems, procedures or controls to support the expansion of our operations

    Our inability to sustain or manage any additional growth could have a material adverse effect on our business, operating results and financial condition.

WE ARE DEPENDENT ON INTERNET COMMERCE FOR OUR FUTURE GROWTH

    The success and growth of TravelWeb.com, our private-label reservation service and our other Internet-based distribution services depend on the viability of the Internet as a channel for distributing services and products. Our services depend on the expansion of the Internet infrastructure to enable the Internet to support the future demand created by expected growth. Participants in the Internet industry may fail to develop necessary infrastructure or complementary services and products, such as high speed modems and high speed communication lines. In addition, there are critical issues concerning the commercial use of the Internet that remain unresolved, including issues relating to security, reliability, cost, ease of use, accessibility and quality of service. If the issues concerning the commercial use of the Internet are not resolved favorably, it could have a material adverse effect on our business, operating results and financial condition.

OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO DEVELOP NEW TECHNOLOGIES AND SERVICES TO MEET THE CHANGING NEEDS OF OUR CURRENT AND FUTURE CUSTOMERS

    Our future success depends, in part, on our ability to develop leading technologies, enhance our existing services and develop and introduce new services. In particular, our technologies and services must meet the needs of our current and prospective customers. They also must continue to meet the demands of technological advances and emerging industry standards and practices on a timely and cost-effective basis. Although we strive to be a technological leader, future technology advances may not complement or be compatible with our services. In addition, we may be unable to economically and timely incorporate technology changes and technology advances into our business. We may be unsuccessful in effectively using new technologies, adapting our services to emerging industry standards or developing, introducing and marketing service enhancements or new services. We may also experience difficulties that could delay or prevent the successful development, introduction or marketing of these services. If we are unable to develop and introduce new services or enhance existing services on a timely and cost-effective basis or if new services do not achieve market acceptance, it could have a material adverse effect on our business, operating results and financial condition.

LOSS OF OUR ARRANGEMENTS WITH KEY CUSTOMERS OR THIRD-PARTY SERVICE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS

    Our business is dependent upon our customer arrangements with hotel chains, hotel representation firms, travel agencies, travel agency consortia and global distribution systems. We have not entered into any written agreements with most of our travel agencies relating to Pegasus Commission Processing. In the future, we may be unable to continue or renew these arrangements on favorable terms or initiate new arrangements. If we are unable to renew or continue our customer arrangements on a favorable basis, it could result in a significant reduction in our customer base and revenue sources. We also rely on third parties to provide consolidation, remittance and worldwide currency exchange services for Pegasus Commission Processing and for facility maintenance and disaster recovery services for the computer and communications systems used in all of our services. If we are unable to renew, extend or enter into contracts with alternate service providers on favorable terms, it could have a material adverse effect on our business, operating results and financial condition.

OUR COMPUTER SYSTEMS AND DATABASES MAY SUFFER SYSTEM FAILURES, BUSINESS INTERRUPTIONS OR SECURITY RISKS

    Our operations depend on our ability to protect our computer systems and databases against damage or system interruptions from fire, earthquake, power loss, telecommunications failure, unauthorized entry or other events beyond our control. A significant amount of our computer equipment is located at a single site in Phoenix, Arizona. Any unanticipated problems may cause a significant system outage or data loss. Despite the implementation of security measures, our infrastructure may also be vulnerable to break-ins, computer viruses or other disruptions caused by our customers or others. Any damage to our databases, failure of communication links, security breach or other loss that causes interruptions in our operations could have a material adverse effect on our business, operating results and financial condition.

WE HAVE LITTLE CONTROL OVER THE BUSINESS OPERATIONS OF THE COMPANIES IN WHICH WE OWN A MINORITY INTEREST

    In June 1998, we purchased a minority interest in Customer Analytics, Inc., a new venture aimed at providing services to companies in the field of data warehousing and data mining. We have little or no control over the success of Customer Analytics and we cannot guarantee the success of this investment. The failure of a minority interest investment in this or other companies could have an adverse effect on our business, operating results and financial condition.

    In September 1998, we also purchased for $1.0 million a minority interest in Intermezzo, Inc., a developer of hotel reservation and property management systems and software. Pegasus also lent an additional $100,000 to Intermezzo as part of an investor bridge loan. Recently, the Board of Directors of Intermezzo elected to cease operations and enter into an orderly plan of liquidation, and as a result we expect a one-time write-off for the second quarter of 1999 of approximately $700,000 or $.05 per share on an after-tax basis.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD FORCE US TO CHANGE OUR OPERATIONS

    Although certain aspects of the travel industry are heavily regulated by the United States government, the services we currently offer are not currently subject to any material industry-specific government regulation. Any future regulations implemented by federal, state or foreign governmental authorities affecting one or more of our current or future services could have a material adverse effect on our business, operating results and financial condition.

    Our primary customers consist of hotel chains, hotel representation firms and travel agencies. Although some of our stockholders are our customers, we believe that we operate as an entity independent from our stockholders and that our stockholders have engaged in no anti-competitive activities through or in connection with us. Any federal, state or foreign governmental authorities, our competitors or our consumers raising any anti-competitive concerns regarding our relationship with stockholders that are customers could institute an action against us. Any such action by federal, state or foreign governmental authorities or allegations by third parties could have a material adverse effect on our business, operating results and financial condition.

    We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet have not yet been thoroughly interpreted by the courts and their applicability and reach are therefore uncertain.

    Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has recently settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way we do business and could create uncertainty in the marketplace. This could reduce demand for our services, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm our business. In addition, because our services are accessible worldwide, foreign jurisdictions may claim that we are required to comply with their laws. Our failure to comply with foreign laws could subject us to penalties ranging from fines to bans on our ability to offer our services. In the United States, companies are required to qualify as foreign corporations in states where they are conducting business. As an Internet company, it is unclear in which states we are actually conducting business. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify and could result in our inability to enforce contracts in those jurisdictions. Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could adversely affect our business, operating results and financial condition.

OUR PLANNED EXPANSION OF INTERNATIONAL OPERATIONS MAY MAKE US SUSCEPTIBLE TO GLOBAL ECONOMIC FACTORS, FOREIGN TAX LAW ISSUES, FOREIGN BUSINESS PRACTICES AND CURRENCY FLUCTUATIONS

    Our pursuit of international growth opportunities may require significant investments for an extended period of time before we realize returns on these investments, if any. Our international operations are subject to particular risks, including:

    o   Difficulties and costs of managing and staffing foreign operations

    o   Impact of possible adverse political and economic conditions

    o Fluctuations in the value of the U.S. dollar relative to other currencies

    o   Potentially adverse tax consequences

    o Impact of the policies of the United States and foreign governments on foreign trade

    o   Reduced protection for intellectual property rights in some countries

    o   Unexpected changes in regulatory requirements

    o   Cost of adapting our services to foreign markets

    If we do not realize our expected results from international operations, it could have a material adverse effect on our business, operating results and financial position.

OUR SUCCESS SIGNIFICANTLY DEPENDS ON THE EXPERIENCE OF OUR KEY PERSONNEL AND OUR ABILITY TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL

    Our success depends on the continued services of our executive officers and other key personnel, including our President, John F. Davis, III, and our Chief Operating Officer, Joseph W. Nicholson. Even though we currently have "key-man" insurance covering Messrs. Davis and Nicholson, this insurance amount may not adequately compensate us for the loss of their services. We believe that our future business results also depend on our ability to identify, attract, motivate and retain skilled technical personnel. Competition for personnel in the electronic commerce industry is intense. We cannot assure you that we will be able to successfully identify, attract, hire and retain other highly-skilled personnel in a timely and effective manner. The failure to retain our officers and key personnel or to recruit new personnel could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS OR PREVENT THEIR UNAUTHORIZED USE, WHICH COULD DIVERT OUR FINANCIAL RESOURCES AND HARM OUR BUSINESS

    Our success depends upon our proprietary technology, consisting of both of our software and hardware designs. We rely upon a combination of copyright, trade secrets, confidentiality procedures and contractual provisions to protect this proprietary technology. Despite our current efforts to protect our proprietary rights, these protective measures may not be adequate to prevent misappropriation or independent third-party development of our technology. Many foreign jurisdictions offer less protection of intellectual property rights than the United States. Effective copyright, trademark and trade secret protection may not be available in other jurisdictions. In addition, we may need to litigate claims against third parties to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. This litigation could result in substantial cost and diversion of management resources. A successful claim against us could effectively block our ability to use or license our technology in the United States or abroad. If we cannot adequately protect our proprietary rights, it could have a material adverse effect on our business, operating results and financial condition.

WE RELY ON TECHNOLOGY LICENSES FROM THIRD PARTIES, THE LOSS OF WHICH MAY HARM OUR ABILITY TO DEVELOP AND SELL OUR SERVICES

    We currently have and in the future may procure licenses from third parties relating to our services or technology. Our inability to obtain or maintain these licenses could impair our ability to develop and sell our services. Our competitors may obtain licenses with lower royalty obligations or other terms more favorable than those received by us. If we or our suppliers are unable to obtain licenses, we could be forced to market services without certain technological features. Our inability to obtain licenses or our inability to obtain such licenses on competitive terms could have a material adverse effect on our business, operating results and financial condition.

POTENTIAL YEAR 2000 ISSUES MAY EXPOSE US TO LIABILITY OR LOSS

    We utilize a significant number of computer software programs and operating systems in our internal operations. If these programs or systems are unable to appropriately interpret dates occurring in the upcoming calendar year 2000, some level of modification or replacement of this software may be necessary. We are currently evaluating our information technology and non-information technology systems for year 2000 compliance. This evaluation includes reviewing what actions are required to make these systems year 2000 compliant as well as actions necessary to make us less vulnerable to year 2000 compliance problems associated with third parties' systems.

    Even though we have implemented a program designed to ensure that all software used in connection with our services is year 2000 compliant, we may fail to identify all year 2000 problems or correct these problems in a timely manner. We derive nearly all of our revenues from processing electronic reservations or consolidating hotel commissions electronically. Our inability to effectively process electronic hotel reservations or consolidate hotel commissions as a result of year 2000 problems could have a material adverse affect on our business, operating results and financial condition.

    We have no control over services, functions and data provided by third-party vendors and others, which may result in our inability to provide services. We are currently working with our material customers and vendors to verify their degree of year 2000 compliance. However, we have no control over third parties and cannot assure that they will be year 2000 compliant. The extent to which third-party customers and vendors do not become year 2000 compliant on a timely basis may have a material adverse effect on our business, operating results and financial condition.

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE EXTREMELY VOLATILE

    The trading price of our common stock has been and is likely to be extremely volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

    o   Actual or anticipated variations in our quarterly operating results

    o Announcements of technological innovations or new services by us or our competitors

    o   Changes in financial estimates by securities analysts

    o   Conditions or trends in the Internet and online commerce industries

    o   Changes in the market valuations of other similarly situated companies

    o   Developments in Internet regulations

    o Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments

    o   Unscheduled system downtime

    o   Additions or departures of key personnel

    o   Sales of our common stock or other securities in the open market.

    o   Other events or factors that may be beyond our control

    We believe that factors such as quarterly fluctuations in financial results or announcements by us, our competitors, travel agencies, hotel operators or other hotel industry participants could cause the market price of our common stock to fluctuate substantially. In addition, the stock market may experience extreme price and volume fluctuations that often are unrelated to the operating performance of specific companies. Market fluctuations or perceptions regarding the hotel industry and general economic or political conditions may adversely affect the market price of the common stock.

    In addition, the trading prices of Internet stocks in general have experienced extreme price and volume fluctuations in recent months. Any negative change in the public's perception of the prospects of Internet or e-commerce companies could depress our stock price regardless of our results. Other broad market and industry factors may decrease the market price of our common stock, regardless of our operating performance. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of our common stock. In the past, following declines in the market price of a company's securities, securities class-action litigation often has been instituted against that company. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, operating results and financial condition.

PROVISIONS IN OUR CHARTER DOCUMENTS MAY DETER POTENTIAL ACQUISITION BIDS FOR OUR BUSINESS, INCLUDING BIDS WHICH MAY BE BENEFICIAL TO OUR STOCKHOLDERS

    Provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. Our certificate of incorporation and bylaws provide for a classified board of directors serving staggered terms of three years, prevent stockholders from calling a special meeting of stockholders and prohibit stockholder action by written consent. Our certificate of incorporation also authorizes only the board of directors to fill director vacancies, including newly created directorships, and states that directors may be removed only for cause and only by the affirmative vote of holders of at least two-thirds of the outstanding shares of our voting stock voting together as a single class. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also discourage others from making tender offers for our shares. As a result, these provisions may prevent the market price of our common stock from reflecting the effects of actual or rumored takeover attempts. These provisions may also prevent significant changes in our board of directors and our management.

    On September 28, 1998, our board of directors adopted a stockholder rights plan and declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on October 13, 1998. Each right entitles the registered holder to purchase from us one-thousandth of a share of our Series A Preferred Stock for each share of our common stock held, at a price of $90. The rights are exercisable only if a person or group of affiliated persons acquires, or has announced the intent to acquire, 20% or more of our common stock. These rights could make it more difficult for a third party to acquire or could discourage a third party from acquiring control of us.

DELAWARE LAW MAY DETER POTENTIAL ACQUISITION BIDS FOR OUR BUSINESS, INCLUDING BIDS THAT MAY BE BENEFICIAL TO OUR STOCKHOLDERS

    We are subject to the provisions of Delaware law which restrict certain business combinations with interested stockholders even if such a combination would be beneficial to stockholders. These provisions may inhibit a non-negotiated merger or other business combination. The anti-takeover provisions of the Delaware General Corporation Law prevent us from engaging in a "business combination" with any "interested stockholder" for three years following the date that the stockholder became an interested stockholder. For purposes of Delaware law, a "business combination" includes a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, Delaware law defines an "interested stockholder" as any entity or person beneficially owning more than 15% of the outstanding voting stock of a corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Under Delaware law, a Delaware corporation may opt out of the anti-takeover provisions. We do not intend to opt out of these anti-takeover provisions.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference contain forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which are intended to be covered by the safe harbors created thereby. Generally, these forward-looking statements, include but are not limited to, statements about our plans, objectives, expectations, intentions and other statements contained in this prospectus that are not historical facts. You can identify these statements by forward-looking words, such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," "will" and "continue" or similar words. You should read statements that contain these words carefully because they may discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other forward-looking information. We caution readers that these forward-looking statements are not guarantees of future performances or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control and may influence the accuracy of the statements and projections upon which the statements are based. The factors listed in the sections captioned "Risk Factors" as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.


                                USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock offered by this prospectus.


                              SELLING STOCKHOLDER

         The following table sets forth information with respect to the selling stockholder, including the number of shares and approximate percentage of outstanding shares beneficially owned by the selling stockholder as of June 22, 1999, the number of shares registered hereby and the number and approximate percentage of shares to be owned after the completion of this offering, assuming all shares of common stock offered pursuant to this prospectus are sold. There can be no assurance that all or any of the shares offered hereby will be sold. The selling stockholder will receive all of the net proceeds from the sale of the common stock offered by this prospectus.

         The address of the selling stockholder listed below is Three Ravinia Drive, Suite 2900, Atlanta, Georgia 30346-2149. The selling stockholder received the 345,723 shares pursuant to the exercise of a warrant and [has sole voting power and investment power with respect to these shares.

--------------------------------------------------------------------------------------------------------------------
Name of Selling        Shares Beneficially Owned Prior to    Number of Shares    Shares Beneficially Owned After the
Stockholder                       the Offering                    Offered                     Offering
--------------------------------------------------------------------------------------------------------------------
BASS HOTELS &
RESORTS, INC.              Number            Percentage                              Number            Percentage
                           -------           ----------                              -------           ----------

                           345,723              2.6%              25,000             320,723               2.4%
--------------------------------------------------------------------------------------------------------------------

         We entered into an agreement with Holiday Hospitality Corporation, the predecessor of Bass Hotels and Resorts, Inc. in June 1997 pursuant to which we provide electronic distribution and commission processing services. Prior to that time, we provided commission processing services to Bass.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares being offered hereby on the Nasdaq

National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. Shares may be sold by one or more of the following means of distribution:

         o Block trades in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o Purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

         o Over-the-counter distributions in accordance with the rules of the Nasdaq National Market;

         o Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o        Privately negotiated transactions.

         To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealer or other financial institutions. In connection with such transactions, broker-dealer or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge such shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of such pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any such shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         In effecting sales, brokers, dealers or agents engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         In order to comply with the securities laws of certain states, if applicable, the shares being offered hereby must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states such shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and there has been compliance thereof.

         We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder and have informed it of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         We will pay for all expenses necessary to register the securities offered by this prospectus except for any underwriting commissions and expenses, selling commission and fees, transfer taxes and the fees and expenses of the advisors to the selling stockholder.

                                 LEGAL MATTERS

    The validity of the issuance of the shares of common stock offered by this prospectus has been passed upon by Locke Liddell & Sapp LLP, Dallas, Texas.

                                    EXPERTS

    The consolidated financial statements of Pegasus Systems, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 and the related financial statement schedule for the years ended December 31, 1998, 1997 and 1996 incorporated by reference elsewhere in the Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    In January 1997, Pegasus advised Belew Averitt LLP that it would no longer retain the firm as independent accountants. The reports of Belew Averitt on Pegasus, formerly The Hotel Industry Switch Company, and The Hotel Clearing Corporation for the previous years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was precipitated by our plan to complete an initial public offering in 1997 and was approved by our board of directors on January 7, 1997. During the periods audited by Belew Averitt and through January 7, 1997 there were no disagreements with Belew Averitt on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of Belew Averitt, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. PricewaterhouseCoopers LLP was engaged by Pegasus as its independent accountants on January 7, 1997.

===============================================================================

                                 25,000 SHARES


                                  COMMON STOCK

                                ---------------

                                   PROSPECTUS

                                ---------------

                                  JUNE__, 1999

    You should rely only on information contained in this prospectus. We have not authorized anyone to give any information or make any representations in connection with this offering other than those contained in this prospectus. If anyone gives you any such information or makes any such representations, you should not rely on it or them as having been authorized by us. This prospectus is not an offer to sell common stock and it is not soliciting an offer to buy common stock in any state where the offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

===============================================================================

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table indicates the estimated expenses to be incurred by Pegasus in connection with the offering described in the Registration
Statement:

Securities and Exchange Commission filing fee                         $    223
Printing and engraving fees                                             25,000*
Accountants' fees and expenses                                           3,000*
Legal fees and expenses                                                 10,000*
Miscellaneous                                                            2,000*
                                                                      --------
          Total                                                       $ 40,223*
                                                                      ========

----------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Pegasus may and, in certain cases, must be indemnified by Pegasus against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Pegasus. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Pegasus, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

    Article Eight of our Third Amended and Restated Certificate of Incorporation provides that no director of Pegasus shall be liable to Pegasus or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

    Article Eight of our Third Amended and Restated Certificate of Incorporation also provides that Pegasus may indemnify to the fullest extent permitted by Delaware law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his estate or legal representative is or was a director, officer, employee or agent of Pegasus or any predecessor of Pegasus or serves or served at any other enterprise as a director, officer, employee or agent at the request of Pegasus or any other predecessor to Pegasus. In addition, Section 7.7 of our Amended and Restated Bylaws provides that Pegasus shall indemnify to the fullest extent authorized or permitted by law any current or former director or officer of Pegasus (or his or her testator or estate) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether criminal, civil administrative, or investigative, by reason of the fact that he or she is or was a director or officer of Pegasus or is or was serving, at the request of Pegasus, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and that, subject to applicable law, Pegasus may indemnify an employee or agent of Pegasus to the extent that and with respect to such proceedings as, the Board of Directors may determine by resolution, in its discretion.

    Reference is also made to the Rights Agreement filed as Exhibit 4.3 hereto, pursuant to which certain holders of capital stock of Pegasus named therein have agreed to indemnify officers and directors of Pegasus against certain liabilities under the Securities Act of 1933 or the Securities Exchange Act of 1934 in the event Registrable Securities (as defined therein) held by such holders are included in the securities to be registered pursuant to a public offering by Pegasus.

    Pegasus has purchased directors' and officers' liability insurance. Subject to conditions, limitations and exclusions in the policy, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for any act, error, omission, misstatement, misleading statement or breach of duty by directors and officers in their capacity as directors and officers of Pegasus.

ITEM 16.(a) EXHIBITS AND FINANCIAL STATEMENT SCHEDULE


EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
    2.1     --     Contribution and Restructuring Agreement dated
                   effective as of July 21, 1995 by and among Pegasus
                   Systems, Inc. and all of the stockholders of
                   Pegasus Systems, Inc.
  ++3.1     --     Third Amended and Restated Certificate of
                   Incorporation, as amended
    3.2     --     Second Amended and Restated Bylaws
    3.3     --     Form of Certification of Designation, Preferences
                   and Rights of Series A Preferred Stock of Pegasus
                   Systems, Inc. (incorporated by reference from Exhibit 2 of
                   Pegasus Systems, Inc.'s Form 8-A filed with the
                   Commission on October 9, 1998).
    4.1     --     Specimen of Common Stock Certificate
    4.2     --     Third Amended and Restated Certificate of Incorporation and
                   Second Amended and Restated Bylaws (see Exhibits 3.1 and
                   3.2)
    4.3     --     Rights Agreement dated June 25, 1996 by and among Pegasus
                   Systems, Inc. and certain holders of capital stack of
                   Pegasus Systems Inc. named therein
    4.4     --     Common Stock Purchase Warrant issued to Holiday
                   Hospitality Corporation
    4.5     --     Rights Agreement dated as of September 28, 1998 by
                   and between Pegasus Systems, Inc. and American
                   Securities Transfer & Trust, Inc. (incorporated by reference from Exhibit 4 of Pegasus Systems, Inc.'s Current Report on
                   Form 8-K filed with the Commission on October 9, 1998)
    4.6     --     Form of Rights Certificate (incorporated by reference from
                   Exhibit 3 of Pegasus Systems, Inc.'s Form
                   8-K filed with the Commission on October 9, 1998)
   +5.1     --     Opinion of Locke Liddell & Sapp LLP
   +23.1    --     Consent of PricewaterhouseCoopers LLP
   +23.2    --     Consent of Locke Liddell & Sapp LLP (included in
                   its opinion filed as Exhibit 5.1)
   +24.1    --     Power of Attorney (included on signature page)

----------

Unless otherwise indicated, exhibits are incorporated by reference to our Registration Statement (File No. 333-28595) on Form S-1 declared effective by the Commission on August 6, 1997.

+  Filed herewith.
++ Incorporated by reference to our Form 10-K for the fiscal year ended December 31, 1998.

    Pegasus will furnish a copy of any exhibit listed above to any shareholder without charge upon written request to Mr. Ric L. Floyd, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219.

    (b) Financial Data Schedules Incorporated by reference to our Form 10-K for the fiscal year ended December 31, 1998 and our 10-Q filed for the quarter period ended March 31, 1999.

ITEM 17. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement;

Provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein and the offering of such securities at the time may be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed by the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 23rd day of June, 1999.

                                      PEGASUS SYSTEMS, INC.


                                      By:  /s/ John F. Davis
                                         ------------------
                                          John F. Davis, III
                                          Chief Executive Officer, President and
                                          Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. Davis, III, Jerome L. Galant and Ric L. Floyd, and each of them, such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              SIGNATURES                              TITLE                               DATE
              ----------                              -----                               ----

        /s/ JOHN F. DAVIS, III           Chief    Executive     Officer,              June 23, 1999
        ----------------------           President      and     Director
          John F. Davis, III             (Principal Executive Officer)


         /s/ JEROME L. GALANT            Chief     Financial     Officer              June 23, 1999
         ---------------------           (Principal     Financial    and
           Jerome L. Galant              Accounting Officer)

        /s/ MICHAEL A. BARNETT           Director                                     June 23, 1999
        ----------------------
          Michael A. Barnett

                                         Director                                     June 23, 1999
         ---------------------
           Robert B. Collier

      /s/ WILLIAM C. HAMMETT, JR.        Director                                     June 23, 1999
      ---------------------------
        William C. Hammett, Jr.

         /s/ THOMAS F. O'TOOLE           Director                                     June 23, 1999
         ---------------------
           Thomas F. O'Toole

           /s/ MARK C. WELLS             Director                                     June 23, 1999
           -----------------
             Mark C. Wells

                                         Director                                     June 23, 1999
          ------------------
            Bruce W. Wolff

                                 EXHIBIT INDEX


                                                                     DESCRIPTION
                                                                     -----------
                                EXHIBIT NO.
                                -----------
                                    2.1         -- Contribution and Restructuring Agreement dated
                                                  effective as of July 21, 1995 by and among Pegasus
                                                  Systems,  Inc.  and  all  of the  stockholders  of
                                                  Pegasus Systems, Inc.
                                  ++3.1         -- Third Amended and Restated Certificate of
                                                  Incorporation, as amended
                                    3.2         -- Second Amended and Restated Bylaws
                                    3.3         -- Form of Certification  of Designation,  Preferences
                                                  and Rights  of  Series A  Preferred  Stock of  Pegasus
                                                  Systems, Inc.  (incorporated by reference from Exhibit 2 of
                                                  Pegasus Systems, Inc.'s Form 8-A filed with the
                                                  Commission on October 9, 1998).
                                    4.1         -- Specimen of Common Stock Certificate
                                    4.2         -- Third Amended and Restated Certificate of Incorporation and
                                                  Second Amended and Restated Bylaws (see Exhibits 3.1 and 3.2)
                                    4.3         -- Rights Agreement dated June 25, 1996 by and among Pegasus
                                                  Systems, Inc. and certain holders of capital stack of Pegasus
                                                  Systems Inc. named therein
                                    4.4         -- Common Stock Purchase Warrant issued to Holiday
                                                  Hospitality Corporation
                                    4.5         -- Rights  Agreement dated as of September 28, 1998 by
                                                  and between Pegasus Systems, Inc. and American
                                                  Securities Transfer & Trust, Inc. (incorporated by reference from Exhibit 4 of Pegasus Systems, Inc.'s Current
                                                  Report on Form 8-K filed with the Commission on October 9,
                                                  1998)
                                    4.6         -- Form of Rights Certificate (incorporated by reference
                                                  from  Exhibit 3 of Pegasus  Systems,  Inc.'s  Form
                                                  8-K filed with the Commission on
                                                  October 9, 1998)
                                   +5.1         -- Opinion of Locke Liddell & Sapp LLP
                                   +23.1        -- Consent of PricewaterhouseCoopers LLP
                                   +23.2        -- Consent of Locke Liddell & Sapp LLP ( included in
                                                  its opinion filed as Exhibit 5.1)
                                   +24.1        -- Power of Attorney (included on signature page)

----------

Unless otherwise indicated, exhibits are incorporated by reference to our Registration Statement (File No. 333-28595) on Form S-1 declared effective by the Commission on August 6, 1997.

+  Filed herewith.

++ Incorporated by reference to our Form 10-K for the fiscal year ended December 31, 1998.

Pegasus will furnish a copy of any exhibit listed above to any shareholder without charge upon written request to Mr. Ric L. Floyd, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219.